Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman & Chief Executive Officer
January 24, 2007		or
Mark Wendel,
EVP & Chief Financial Officer
703-584-3400

CARDINAL REPORTS FOURTH QUARTER AND
2006 ANNUAL EARNINGS
Total Assets up 13%, Loans up 20% and Deposits up 14%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported earnings of $2.2 million and $7.4 million, or $0.09 and $0.30 per diluted share, for the three month and annual periods ended December 31, 2006, respectively.  This compares to net income of $3.0 million and $9.9 million, or $0.12 and $0.44 per diluted share, for the same periods of 2005.   As previously disclosed, 2006 annual results were impacted by an impairment loss of $2.9 million recognized in the third quarter related to the retirement of Wilson/Bennett’s founder, CEO and President, John W. Fisher, and the subsequent loss of several significant clients.   Without the impairment loss, earnings for 2006 would have been $9.3 million, or $0.37 per diluted share.  When compared to 2005 annual results, 2006 earnings were also affected by a decrease in mortgage banking net income of $0.19 per diluted share.

Selected Financial Highlights

•                  Asset quality remains excellent.  Non-accrual loans were 0.01% of loans receivable at year-end, and recoveries on loans previously charged-off exceeded losses by $105 thousand during 2006.

•                  Consolidated assets at year-end were $1.638 billion versus $1.452 billion one year earlier, an increase of 13%.

•                  The loan portfolio grew 20% and deposits grew 14% compared to a year ago.

•                  Our mortgage banking subsidiary reported fourth quarter net income of $368 thousand versus $1.4 million for the same quarter last year, a decrease equal to $0.04 per diluted share.  For the year, decreased mortgage banking activity affected the Company’s results by $0.19 per diluted share.

•                  During the current quarter, the Company received an $855 thousand litigation settlement from a previously charged off investment.

Highlights of Banking Operations

For the year ended December 31, 2006, net income from traditional banking operations was $9.576 million, an 87% increase over 2005 net income of $5.113 million, and return on average assets was 0.67% versus 0.40%, respectively.  For the quarter ended December 31, 2006, our banking operations provided earnings of $2.435 million, compared to $2.174 million for the same quarter of 2005, a 12% increase.  The return on average assets for the comparable quarters was 0.65% versus 0.62%, respectively.

At year-end, assets of Cardinal Bank were $1.572 billion, a 13% increase from assets of $1.388 billion at last year-end.Portfolio loans receivable grew 20% to $845 million from $706 million.  The Bank’s asset growth was primarily funded by a 14% increase in deposits, which totaled $1.219 billion at year-end.

Non-accrual loans at December 31, 2006 were $82 thousand, or 0.01% of loans receivable.  During the year, recoveries on loans previously charged off exceeded the amount of current period losses by $105 thousand.  The allowance for loan losses was 1.14% of loans at year-end compared to 1.18% a year ago.

For the 2006 year, the Company’s average interest-earning assets were $1.393 billion versus $1.286 billion a year ago.  Net interest income was $41.4 million compared to $37.5 million last year. Net interest margin increased to 2.98% from 2.92%.  For the fourth quarter, average interest-earning assets were $1.440 billion versus $1.385 billion in the prior year fourth quarter.  Net interest income decreased to $9.8 million from $10.4 million for the comparable quarters. Net interest margin decreased to 2.76% for the fourth quarter of 2006 compared to 3.01% for the 2005 comparable period, and from 2.93% during the third quarter of 2006.

Non-interest income from banking operations increased 124% to $4.415 million in 2006 versus $1.964 million in 2005.  Service charges on deposit accounts increased 19% from $1.334 million to $1.593 million.  Non-interest expense increased 14% over the comparable period, primarily due to increases related to personnel and occupancy expenses as the Bank added key business development officers and opened new branches.   The Bank’s efficiency ratio improved to 65% in 2006 from 70% in 2005.

Highlights of Mortgage Banking Operations

For 2006, net income from mortgage banking operations was $1.935 million, a $4.778 million decrease from 2005.  For the fourth quarter, George Mason Mortgage reported net income of $368 thousand, compared to $1.397 million for the same quarter of 2005. As noted in our previously issued public comments, the change in 2006 is primarily a result of the slowdown in the regional housing market, and the Company continues to closely monitor expenses to enhance its operational efficiency.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“The earnings of the traditional banking operations of Cardinal Bank have increased 87%, and its return on assets has dramatically improved in 2006.   We also delivered an annual increase in quality loan growth of 20% while remaining conservative and without compromising credit quality, as evidenced by credit ratios that remain among the best in the industry.  Although maintaining this quality impacts the net interest margin, we believe the safety and soundness of the company outweighs a short-term return.  Our focus will and continues to be on quality growth by building long lasting relationships with our clients.

“Our mortgage banking subsidiary continues to be affected by the slowdown in the regional housing market; however, it remains a profitable operation. We have implemented expense controls, and we continue to closely monitor the business in this housing environment.

“Despite the fact that it’s been a very difficult year in the mortgage banking industry, I am satisfied with our Company’s results for 2006, and I am extremely excited about the long-term future for Cardinal.  In the past five years, we have grown from less than $300 million in total assets to over $1.6 billion.  We have added both mortgage banking and trust services that are unparalleled when compared to other community banks in our region.  Going forward, we are focused on maintaining our credit quality, improving profitability, and growing earnings per share.  We, the board and management, continue to be determined to maximize the value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial performance, credit losses and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other reports filed with and furnished to the Securities and Exchange Commission.  In addition, risks and uncertainties related to future trust operations include the ability of the Company to successfully integrate trust operations into the organization.  The Company also continues to monitor the operations of Wilson/Bennett, its customer base and assets under management and any associated impact on the fair value of goodwill in the future.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.638 billion as of December 31, 2006, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 23 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with seven offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division with $5.8 billion in managed and custodial assets; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries
Summary Statements of Condition
At December 31, 2006 and December 31, 2005
(Dollars in thousands)

	(Unaudited)		% Change
	December 31, 2006	December 31, 2005	Current Year
Cash and due from banks	$24,585	$16,514	48.9%
Federal funds sold	11,491	20,075	(42.8%)

Investment securities available-for-sale	231,631	178,955	29.4%
Investment securities held-to-maturity	97,665	115,269	(15.3%)
Total investment securities	329,296	294,224	11.9%

Other investments	9,158	7,092	29.1%
Loans held for sale, net	338,731	361,668	(6.3%)

Loans receivable, net of fees	845,449	705,644	19.8%
Allowance for loan losses	(9,638)	(8,301)	16.1%
Loans receivable, net	835,811	697,343	19.9%

Premises and equipment, net	20,039	18,201	10.1%
Goodwill and intangibles, net	17,493	20,502	(14.7%)
Bank-owned life insurance	30,646	—	100.0%
Other assets	21,179	16,668	27.1%

TOTAL ASSETS	$1,638,429	$1,452,287	12.8%

Non-interest bearing deposits	$123,301	$114,915	7.3%
Interest bearing deposits	1,095,581	954,957	14.7%
Total deposits	1,218,882	1,069,872	13.9%

Other borrowed funds	194,631	155,421	25.2%
Mortgage funding checks	46,159	41,635	10.9%
Escrow liabilities	3,229	11,013	(70.7%)
Other liabilities	19,655	26,467	(25.7%)

Shareholders’ equity	155,873	147,879	5.4%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,638,429	$1,452,287	12.8%

Cardinal Financial Corporation and Subsidiaries
Summary Income Statements
For the Three Months and Years Ended December 31, 2006 and 2005
(Dollars in thousands, except share and per share data)

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2006	2005	% Change	2006	2005	% Change
	(Unaudited)			(Unaudited)
Net interest income	$9,828	$10,425	(5.7%)	$41,354	$37,483	10.3%
Provision for loan losses	(362)	(587)	(38.3%)	(1,232)	(2,456)	(49.8%)
Net interest income after provision for loan losses	9,466	9,838	(3.8%)	40,122	35,027	14.5%

Service charges on deposit accounts	417	377	10.6%	1,593	1,334	19.4%
Loan service charges	611	686	(10.9%)	2,177	2,701	(19.4%)
Investment fee income	845	470	79.8%	3,330	1,417	135.0%
Net gain on sales of loans	2,307	3,607	(36.0%)	10,059	15,975	(37.0%)
Net realized gain (loss) on investment securities available-for-sale	(4)	—	100.0%	61	33	84.8%
Management fee income	556	571	(2.6%)	2,221	3,032	(26.7%)
Litigation recovery on previously impaired investment	855	—	100.0%	855	—	100.0%
Other non-interest income	432	152	184.2%	1,388	177	684.2%
Total non-interest income	6,019	5,863	2.7%	21,684	24,669	(12.1%)

Net interest income & non-interest income	15,485	15,701	(1.4%)	61,806	59,696	3.5%

Salaries and benefits	6,392	5,614	13.9%	24,616	22,480	9.5%
Occupancy	1,340	1,160	15.5%	5,242	4,293	22.1%
Depreciation	803	722	11.2%	3,172	2,822	12.4%
Data processing	355	332	6.9%	1,358	1,559	(12.9%)
Telecommunications	310	276	12.3%	1,247	1,189	4.9%
Impairment of goodwill & other intangible assets	—	—	0.0%	2,927	—	100.0%
Other operating expense	3,119	2,928	6.5%	12,683	12,310	3.0%
Total non-interest expense	12,319	11,032	11.7%	51,245	44,653	14.8%
Net income before income taxes	3,166	4,669	(32.2%)	10,561	15,043	(29.8%)
Provision for income taxes	965	1,682	(42.6%)	3,173	5,167	(38.6%)
NET INCOME	$2,201	$2,987	(26.3%)	$7,388	$9,876	(25.2%)

Earnings per common share - basic	$0.09	$0.12	(26.6%)	$0.30	$0.45	(32.3%)
Earnings per common share - diluted	$0.09	$0.12	(26.6%)	$0.30	$0.44	(32.8%)
Weighted-average common shares outstanding - basic	24,459,713	24,359,493	0.4%	24,423,520	22,104,122	10.5%
Weighted-average common shares outstanding - diluted	24,936,150	24,832,246	0.4%	24,986,518	22,453,718	11.3%

Reconciliation of Non-GAAP measure:

GAAP net income reported above	$2,201	$2,987		$7,388	$9,876
After tax impact:
Impairment of goodwill and other intangible assets	—	—		1,903	—

Net income excluding impairment loss	2,201	2,987	(26.3%)	9,291	9,876	(5.9%)

Earnings per common share - diluted (excluding impairment loss)	$0.09	$0.12	(26.6%)	$0.37	$0.44	(15.5%)

Cardinal Financial Corporation and Subsidiaries
Selected Financial Information
(In thousands, except per share data and ratios)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)
Income Statements
Interest income	$23,125	$19,616	$87,401	$67,374
Interest expense	13,297	9,191	46,047	29,891
Net interest income	9,828	10,425	41,354	37,483
Provision for loan losses	362	587	1,232	2,456
Net interest income after provision for loan losses	9,466	9,838	40,122	35,027
Non-interest income	6,019	5,863	21,684	24,669
Non-interest expense	12,319	11,032	51,245	44,653
Net income before income taxes	3,166	4,669	10,561	15,043
Provision for income taxes	965	1,682	3,173	5,167
Net income	$2,201	$2,987	$7,388	$9,876

Balance Sheet Data:			December 31, 2006	December 31, 2005
			(Unaudited)
Total assets			$1,638,429	$1,452,287
Loans receivable, net of fees			845,449	705,644
Allowance for loan losses			(9,638)	(8,301)
Loans held for sale			338,731	361,668
Total investment securities			329,296	294,224
Total deposits			1,218,882	1,069,872
Other borrowed funds			194,631	155,421
Total shareholders’ equity			155,873	147,879

Common shares outstanding			24,459	24,363

	For the Three Months Ended December 31,		For the Years Ended December 31,
Selected Average Balances (unaudited):	2006	2005	2006	2005
Total assets	$1,522,038	$1,428,301	$1,454,969	$1,332,168
Loans receivable, net of fees	830,394	668,198	768,180	587,514
Allowance for loan losses	(9,376)	(7,956)	(8,853)	(6,974)
Loans held for sale	244,161	333,938	259,743	372,866
Total investment securities	336,432	293,929	332,949	287,127
Earning assets	1,440,237	1,384,648	1,392,956	1,285,757
Total deposits	1,181,600	1,091,516	1,122,766	973,713
Other borrowed funds	163,011	165,020	158,793	207,747
Total shareholders’ equity	153,967	148,692	151,684	128,728
Weighted Average:
Common shares outstanding — basic	24,460	24,359	24,424	22,104
Common shares outstanding — diluted	24,936	24,832	24,987	22,454

Per Common Share Data (unaudited, except year ended December 31, 2005):
Basic net income	$0.09	$0.12	$0.30	$0.45
Fully diluted net income	0.09	0.12	0.30	0.44
Book value	6.37	6.07	6.37	6.07
Tangible book value (1)	5.75	5.37	5.75	5.37

Performance Ratios (unaudited):
Return on average assets	0.58%	0.84%	0.51%	0.74%
Return on average equity	5.72%	8.04%	4.87%	7.67%
Net interest margin (2)	2.76%	3.01%	2.98%	2.92%
Efficiency ratio (3)	82.17%	67.73%	77.70%	71.84%
Non-interest income to average assets	1.58%	1.64%	1.49%	1.85%
Non-interest expense to average assets	3.24%	3.09%	3.52%	3.35%

Asset Quality Data (unaudited):
Annualized net charge-offs to average loans receivable, net of fees			0.00%	0.01%
Non-performing loans to loans receivable, net of fees			0.01%	0.03%
Non-performing loans to total assets			0.01%	0.01%
Allowance for loan losses to loans receivable, net of fees			1.14%	1.18%

Capital Ratios (unaudited):
Tier 1 risk-based capital			13.25%	14.83%
Total risk-based capital			14.06%	15.65%
Leverage capital ratio			10.68%	10.71%

(1)                                  Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2)                                  Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 35%.

(3)                                  Efficiency ratio is calculated as total non-interest expense (excluding impairment losses) divided by the total of net interest income and non-interest income (excluding recovery of impaired investment).

Cardinal Financial Corporation and Subsidiaries
Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities
For the Three Months and Years Ended December 31, 2006 and 2005
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31, 2006		December 31, 2005		December 31, 2006		December 31, 2005
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)	$830,394	6.93%	$668,198	6.27%	$768,180	6.76%	$587,514	6.03%
Loans held for sale	244,161	7.44%	333,938	6.30%	259,743	7.43%	372,866	5.20%
Investment securities - available-for-sale (1)	235,399	4.86%	175,636	4.14%	226,011	4.64%	159,720	3.88%
Investment securities - held-to-maturity	101,033	4.14%	118,293	3.91%	106,938	4.07%	127,407	3.86%
Other investments	7,172	5.88%	6,650	4.68%	6,409	5.73%	6,269	4.16%
Federal funds sold	22,078	5.41%	81,933	4.01%	25,675	4.74%	31,981	3.67%
Total interest-earning assets	1,440,237	6.45%	1,384,648	5.67%	1,392,956	6.29%	1,285,757	5.24%

Non-interest earning assets:
Cash and due from banks	6,957		(17)		6,814		6,657
Premises and equipment, net	20,343		17,913		19,758		17,446
Goodwill and intangibles, net	17,532		20,589		19,763		18,363
Accrued interest and other assets	46,345		13,124		24,531		10,919
Allowance for loan losses	(9,376)		(7,956)		(8,853)		(6,974)

TOTAL ASSETS	$1,522,038		$1,428,301		$1,454,969		$1,332,168

Interest-bearing liabilities:
Interest-bearing deposits	$1,062,139	4.29%	$977,170	3.21%	$1,006,725	3.88%	$859,900	2.90%
Other borrowed funds	163,011	4.41%	165,020	3.08%	158,793	4.38%	207,747	2.40%
Total interest-bearing liabilities	1,225,150	4.31%	1,142,190	3.21%	1,165,518	3.95%	1,067,647	2.80%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	119,461		114,346		116,041		113,813
Other liabilities	23,460		23,073		21,726		21,980

Shareholders’ equity	153,967		148,692		151,684		128,728

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,522,038		$1,428,301		$1,454,969		$1,332,168

NET INTEREST MARGIN		2.76%		3.01%		2.98%		2.92%

(1)             Interest income for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 35%.

Cardinal Financial Corporation and Subsidiaries
Segment Reporting at and for the Three and Twelve Months Ended December 31, 2006 and 2005
(Dollars in thousands)

At and for the Three Months Ended December 31, 2006 (unaudited):

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$9,171	$939	$—	$(282)	$—	$9,828
Provision for loan losses	362	—	—	—		362
Non-interest income	1,888	3,273	845	13	—	6,019
Non-interest expense	7,050	3,637	1,047	585	—	12,319
Provision for income taxes	1,212	207	(166)	(288)	—	965
Net income (loss)	$2,435	$368	$(36)	$(566)	$—	$2,201

Average Assets	$1,502,417	$248,497	$5,504	$160,956	$(395,336)	$1,522,038

At and for the Three Months Ended December 31, 2005 (unaudited):

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$9,192	$1,481	$—	$(248)	$—	$10,425
Provision for loan losses	587	—	—	—	—	587
Non-interest income	638	4,746	420	59	—	5,863
Non-interest expense	5,795	4,109	424	704	—	11,032
Provision for income taxes	1,274	721	(21)	(292)	—	1,682
Net income (loss)	$2,174	$1,397	$17	$(601)	$—	$2,987

Average Assets	$1,398,729	$335,369	$7,321	$166,382	$(479,500)	$1,428,301

At and for the Twelve Months Ended December 31, 2006 (unaudited):

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$38,091	$4,344	$—	$(1,081)	$—	$41,354
Provision for loan losses	1,232	—	—	—	—	1,232
Non-interest income	4,415	13,892	3,330	47	—	21,684
Non-interest expense	27,127	15,241	6,591	2,286	—	51,245
Provision for income taxes	4,571	1,060	(1,307)	(1,151)	—	3,173
Net income (loss)	$9,576	$1,935	$(1,954)	$(2,169)	$—	$7,388

Average Assets	$1,439,095	$263,527	$6,905	$160,108	$(414,666)	$1,454,969

At and for the Twelve Months Ended December 31, 2005:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$32,171	$6,203	$—	$(891)	$—	$37,483
Provision for loan losses	2,456	—	—	—	—	2,456
Non-interest income	1,964	21,255	1,367	83	—	24,669
Non-interest expense	23,802	17,332	1,422	2,097	—	44,653
Provision for income taxes	2,764	3,413	(56)	(954)	—	5,167
Net income (loss)	$5,113	$6,713	$1	$(1,951)	$—	$9,876

Average Assets	$1,269,698	$369,117	$4,429	$147,021	$(458,097)	$1,332,168